EXHIBIT 99.1

Accuray Retires February 2018 Convertible Notes

— Company Continues to Execute Strategies to Reduce Total Debt While Minimizing Shareholder Dilution —

SUNNYVALE, Calif., Feb. 5, 2018 — Accuray Incorporated (NASDAQ: ARAY) announced today it has retired all February 2018 convertible notes, including $13 million aggregate principal amount of its 3.50% convertible senior notes and $27 million aggregate principal amount of its 3.50% Series A convertible senior notes both due February 1, 2018.

“We have enhanced our capital structure by significantly reducing our convertible note exposure over the last several years while minimizing shareholder dilution,” said Kevin Waters, Chief Financial Officer. “In addition, our total debt has declined $58 million or 27% during the past three years.”

3.50% convertible senior notes

Accuray successfully entered into exchange agreements with the holders of the 3.50% convertible senior notes allowing the Company to settle the $13 million outstanding principal amount and accrued interest in cash and approximately 0.3 million shares of its common stock.  After giving effect to the settlement of the exchange agreements, no 3.50% convertible senior notes will remain outstanding.

If Accuray had not entered into the exchange agreements and the holders of the 3.50% convertible senior notes had converted all their notes, Accuray would have issued approximately 2.4 million shares of its common stock.

3.50% Series A convertible senior notes

Accuray retired its 3.50% Series A convertible senior notes substantially all in cash, paying approximately $27.0 million to holders.  After giving effect to this settlement, no 3.50% Series A convertible senior notes remain outstanding.

Accuray had approximately $106 million of cash, cash equivalents, investments and short-term restricted cash at December 31, 2017.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is a radiation oncology company that develops, manufactures and sells precise, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives.  The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments.  For more information please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release relate, but are not limited, to Accuray’s capital structure and its ability to achieve its strategic objectives. These forward-looking statements involve risks and uncertainties.  If any of these risks or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the company’s ability to achieve widespread market acceptance of its products, the company’s ability to effectively manage its growth, the company’s ability to maintain or increase its gross margins on product sales and services, the company’s ability to meet the covenants under its credit facilities and such other risks identified under the heading “Risk Factors” in the company’s annual report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2017, the company’s quarterly report on Form 10-Q, filed with the SEC on February 5, 2018 and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to Accuray at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  Accordingly, investors should not put undue reliance on any forward-looking statements.

Investor Contact:
Doug Sherk
Investor Relations, EVC Group
+1 (415) 652-9100
dsherk@evcgroup.com

Media Contact:
Beth Kaplan
Accuray
+1 (408) 789-4426
bkaplan@accuray.com

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